UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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                          United Industrial Corporation
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UNITED INDUSTRIAL CORPORATION
570 LEXINGTON AVENUE, NEW YORK, NY 10022


Contact:   SUSAN FEIN ZAWEL
           VICE PRESIDENT CORPORATE COMMUNICATIONS
           (212) 752-8787


UNITED INDUSTRIAL CORPORATION ANNOUNCES BOARD NOMINEES

New York, NY, August 21, 2003 - United Industrial Corporation (NYSE: UIC) today announced the nomination of retired Marine Corps General Paul X. Kelley and Thomas A. Corcoran for election to the Company's Board of Directors at its annual meeting of shareholders scheduled for October 8, 2003.

Both General Kelley and Mr. Corcoran bring extensive defense industry expertise and valuable board experience across a range of corporations and organizations, and both were unanimously endorsed by the Company's existing Board. Upon election, Messrs. Kelley and Corcoran will succeed Harold S. Gelb and Paul J. Hoeper as Directors. Steel Partners, a 12% shareholder of the Company which conducted a proxy fight with respect to the election of Directors at last year's annual meeting, also endorsed these nominations and, accordingly, advised the Company that it would not be conducting a proxy fight with respect to the election of Directors at this year's annual meeting.

General Kelley has achieved a distinguished 37-year military career, commanding Marine Corps organizations at every echelon and ultimately becoming the 28th Commandant of the Marine Corps and a member of the Joint Chiefs of Staff. He retains the distinction as the youngest Marine to ever be promoted to the rank of General, and his military decorations include, among others, Distinguished Service Medals from the Department of Defense, Department of the Navy, Department of the Army and Department of the Air Force, the Silver Star Medal, three awards of the Legion of Merit, and two awards of the Bronze Star Medal. General Kelley is currently a Partner with J.F. Lehman & Company, a private equity firm, and serves as a Director of London Life Reinsurance, the Non-Proliferation Trust, Saul Centers, Inc., Sturm, Ruger & Company, Inc. and OAO Technology Solutions Inc. He also serves as Chairman of the American Battle Monuments Commission.

Mr. Corcoran is currently President and Chief Executive Officer of Gemini Air Cargo, Inc., which is owned by The Carlyle Group, a Washington-D.C. based private equity firm. He is also an advisor to The Carlyle Group and President of

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Corcoran Enterprises, a private management consulting firm. Mr. Corcoran previously served as President and Chief Executive Officer of Allegheny Teledyne Incorporated; President and Chief Operating Officer of the Space & Strategic Missiles Sector of Lockheed Martin Corporation; President and Chief Operating Officer of the Electronics Systems Sector of Lockheed Martin; and President of the Electronics Group of Martin Marietta Corporation. He also spent 26 years at General Electric, including ten years with GE Aerospace, most recently as Vice President and General Manager. He is a member of the Board of Directors of L-3 Communications Holdings, Inc., REMEC, Inc. and two Carlyle Group portfolio companies, Sippican and Vought Aerostructures.

Harold S. Gelb, Chairman of United Industrial, commented, "We are delighted to nominate two such highly accomplished individuals as General Kelley and Tom Corcoran to serve on the United Industrial Board. Each will bring a wealth of valuable experience and knowledge that will be of great benefit as the Company continues to build upon its leadership in niche segments of the defense industry."

IMPORTANT INFORMATION

United Industrial plans to file a proxy statement with the Securities and Exchange Commission relating to its solicitation of proxies from the shareholders of United Industrial with respect to its 2003 annual meeting of shareholders. United Industrial advises security holders to read its proxy statement when it becomes available, because it will contain important information. United Industrial's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of United Industrial's proxy statement, when it becomes available, by writing to United Industrial Corporation, Attention: Secretary, 570 Lexington Avenue, New York, New York 10022. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of United Industrial's shareholders is available in the soliciting materials on Schedule 14A filed by United Industrial with the SEC and in its Annual Report on Form 10-K for the year ended December 31, 2002.

UNITED INDUSTRIAL CORPORATION is a company focused on the design and production of defense systems. Its products and services include unmanned aerial vehicles, test and simulation systems, automated aircraft test and maintenance equipment, and logistical/engineering services. The Company also manufactures combustion equipment for biomass and refuse fuels.

Except for the historical information contained herein, information set forth in this news release may contain forward-looking statements subject to risks and uncertainties which could cause the Company's actual results or performance to differ materially from those expressed or implied in such statements. The Company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Company and its various risk factors, reference is made to the


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Company's most recent Annual Report on Form 10-K and Quarterly Report on Form
10-Q as filed with the Securities and Exchange Commission.


For more information, please visit United Industrial's web site at www.unitedindustrial.com

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                             PARTICIPANT INFORMATION

The following lists set forth the names of those directors, officers and nominees for the Board of Directors of the Company who may be considered participants in the solicitation of proxies on behalf of the Board of Directors of the Company.

DIRECTORS
---------

Richard R. Erkeneff
Harold S. Gelb
Paul J. Hoeper
Glen M. Kassan
Warren G. Lichtenstein
Joseph S. Schneider

EXECUTIVE OFFICERS
------------------

James H. Perry
Frederick M. Strader
Robert Worthing
Susan Fein Zawel

NOMINEES
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Thomas A. Corcoran
General Paul X. Kelley


Neither of the nominees, Messrs. Corcoran and Kelley, own Common Stock of the Company.

For information regarding the affiliations and interests of the other participants, see the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

Mr. Erkeneff retired as President and Chief Executive Officer of the Company and its AAI Corporation subsidiary, effective August 1, 2003. Mr. Erkeneff was succeeded by Mr. Strader as of such date.

Mr. Strader is employed as President and Chief Executive Officer of the Company and AAI pursuant to an employment agreement dated June 18, 2003 that provides he be paid a salary at the annual rate of $340,000 and participate in all life insurance, medical, retirement, pension or profit sharing, disability or other employee benefit plans generally made available to other executive officers of the Company or AAI. The employment agreement is effective as of August 1, 2003 and terminates on August 1, 2004, subject to automatic renewal for up to two (2) additional one (1) year terms unless either party gives notice of non-renewal to the other in accordance with the employment agreement. The agreement may be terminated prior thereto by the Company for cause or by Mr. Strader with good


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reason. Pursuant to the employment agreement, Mr. Strader is eligible to receive annual cash bonuses pursuant to the Company's Performance Sharing Plan, plus incentive compensation of up to 100% of his base salary (with a target of 50%) or such greater amount as the Board may determine in its discretion. On August
1, 2003, in accordance with his employment agreement, Mr. Strader received an option to acquire 125,000 shares of the Company's Common Stock pursuant to the terms of the Company's 1994 Stock Option Plan, at $16.76 per share, the fair market value of the Common Stock as of August 1, 2003. One-third of the stock options vested on August 1, 2003 and one-third shall vest on each of the first and second anniversaries thereof (such that the stock options shall be fully vested on August 1, 2005). The grant of such options is subject to shareholder approval of an increase in the authorized shares under the Company's stock option plan. In the event that the Company terminates the employment of Mr. Strader without Cause (as such term is defined in the employment agreement) or Mr. Strader terminates his employment for Good Reason (as such term is defined in the employment agreement), Mr. Strader will be entitled to (a) one hundred fifty percent (150%) of his annualized base salary, plus (b) an incentive compensation award equal to 50% of the amount specified in (a) above, payable over a period of eighteen months following the termination date of the employment agreement (or, at Mr. Strader's option following a change of control, a lump sum).

Mr. Strader beneficially owns 96,666 shares of Common Stock of the Company, all of which he has the right to acquire within 60 days through the exercise of stock options (assuming shareholder approval of a stock option plan amendment as to 41,666 of such shares, as discussed above).
















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